Exhibit 99.1

           PERICOM SEMICONDUCTOR REPORTS FISCAL SECOND QUARTER RESULTS

    SAN JOSE, Calif., Feb. 2 /PRNewswire-FirstCall/ -- Pericom Semiconductor Corporation (Nasdaq: PSEM) today announced results for its fiscal second quarter ended December 31, 2004. Results include the acquired operations of SaRonix LLC since October 1, 2003.

    Net revenues for the second quarter were $19,217,000, down 2.9% from $19,786,000 in the preceding quarter and are up 14.0% from $16,850,000 in the comparable period last year. GAAP net loss for the quarter was $303,000, or ($0.01) per share, compared to GAAP net income of $151,000, or $0.01 per share (diluted), in the preceding quarter and versus a GAAP net loss of $1,875,000, or ($0.07) per share, in the comparable period a year ago. Net revenues for the six months ended December 31, 2004 were $39,003,000, up 39.7% from $27,922,000 a year ago. GAAP net loss for the six month period ending December 31, 2004 was $152,000, or ($0.01) per share, as compared with a GAAP net loss of $2,675,000, or ($0.10) per share, in the prior year comparable period.

    Our GAAP financial results include non-recurring charges or events which are explained in the reconciliation of pro forma and GAAP financial results that appears in the financial statements portion of this release. Pro forma results are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. Pericom management believes pro forma financial information is useful to investors because it illuminates underlying operational trends by excluding significant non-recurring or otherwise unusual transactions. Our criteria for determining pro forma results may differ from other companies methods, and should not be regarded as a replacement for corresponding GAAP measures.

    Pro forma net income in the quarter ended December 31, 2004 was $201,000, or $0.01 per share (diluted), compared with net income of $151,000, or $0.01 per share (diluted), in the preceding quarter and a pro forma net loss of $629,000, or ($0.02) per share, in the comparable period a year ago. There were no pro forma adjustments to the results for the quarter ended September 30, 2004. Pro forma net income for the six month period ending December 31, 2004 was $352,000, or $0.01 per share (diluted), as compared with a pro forma net loss of $1,429,000, or ($0.06) per share, in the prior year comparable period.

    Alex Hui, President and Chief Executive Officer of Pericom said, "We are pleased to deliver revenues in the midpoint of our guidance and pro forma gross margins at the upper end of our guidance. Gross margins on our core IC business are at their highest level since March 2001. This is evidence of the success of our ongoing shift to higher margin focus products that now represent over 55% of our IC revenues. We continue to provide an increasing breadth of solutions to our focus markets, and new markets such as cell phones and digital media. We will continue to expand our high value-added Application Specific Interface Solutions to our customers served markets. This is an important part of our overall plan to drive improvement in our operating results."

    NEW PRODUCTS
    The Company launched eight new Clock IC and Analog Video switch products targeting key markets including Networking, Telecom and Digital Media applications and we are continuing to enhance our frequency control product offerings.

    SiliconClock:

     * PI6C487016 & PI6C487020 are low-skew, high-frequency programmable output clock drivers. The devices provide 4 banks of outputs with the flexibility of divided frequencies, and choice of output voltages including 1.2V, 1.8V, 2,5V or 3.3V.
     * PI6C22392-1 & PI6C2292-3 are multimedia & system peripheral clock generators for HDTV applications.
     * PI6C18551 is a 3.3V/5V, 1-to-4 clock buffer with very low skew, low noise, and frequencies up to 160 MHz. The buffer targets networking and telecom applications such as fiber channel, Fast Ethernet, PCI, PCI-X, and SONET.
     * PI6CV855 is a DDR-2 PLL clock driver with very low jitter of less than +/-75ps.
     * PI6X100-27 is a 3.3V VCXO for set top applications and offers a wide pull-range.

    SiliconSwitch

     * PI5V330S is a low on-resistance wide-bandwidth analog video switch with enhanced ESD tolerance. This is an enhanced version of our popular 5V330 video switch for both RGB and composite video switching applications.

    Frequency Control Products

     * Custom Pericom-designed silicon was integrated into several of our high-speed (up to 160MHz) quartz clock oscillator products, allowing much improved performance in high-speed networking applications.

    MARCH 2005 QUARTER OUTLOOK
    The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

     * With current visibility we expect revenues to be up 1% to down 4%, depending on the strength of turns orders.
     * Gross margin is expected to be in the 36-37% range, but this continues to be highly dependent on product mix and overhead absorption.
     * Operating expenses are expected to increase slightly from last quarter.
     * Other income is expected to be approximately $0.8 million.

    Pericom will adhere to Regulation Fair Disclosure. The Company will provide its investors and analysts with guidance in the areas of total revenues, gross margin, operating expenses and other income each quarter in our earnings releases and in our conference calls. We will not provide further guidance or updates during the quarter unless we do so via a press release.

    NOTE: Our second quarter results telephone conference call will begin at 1:30 p.m. pacific time today. The conference call may be accessed by calling 800-949-8963 and referencing conference number 3829326. A replay of the second quarter results conference call will be available for 7 days commencing from 4:30 PM pacific time today. The replay telephone number is 800-642-1687 (domestic) or 706-645-9291 (international) and the access code is 3829326. Please note also that the conference call will be simultaneously Webcast live at: www.pericom.com/investors followed by on-demand Webcast beginning at 4:30 p.m. pacific time today through March 4, 2005 (Webcast requires Windows MediaPlayer).

    Pericom Semiconductor Corporation offers customers worldwide the industry's most complete silicon and quartz based solutions for the Computing, Communications, and Industrial market segments. Our broad portfolio of leading-edge analog, digital, and mixed-signal integrated circuits and SaRonix frequency control products are essential in the timing, transferring, routing, and translating of high-speed signals as required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters are in San Jose, California, with design centers and sales offices located globally. http://www.pericom.com

    This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions 'March 2005 Quarter Outlook' and statements regarding the Company's ongoing shift to higher margin focus products, our expansion of Application Specific Interface Solutions, our future improvements in operating results, and our future enhancements of frequency control product offerings. The company's actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, difficulties in integrating SaRonix with our business, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10- K/A for the year ended June 30, 2004 and, in particular, the risk factors sections of this filing.

                        Pericom Semiconductor Corporation
                  Consolidated Statements of Operations - GAAP
                      (In thousands, except per share data)
                                   (unaudited)

                                                  Three Months Ended                     Six Months Ended
                                      ------------------------------------------   ---------------------------
                                         Dec 31,        Sep 30,        Dec 31,        Dec 31,        Dec 31,
                                          2004           2004           2003           2004           2003
                                      ------------   ------------   ------------   ------------   ------------
Net revenues                          $     19,217   $     19,786   $     16,850   $     39,003   $     27,922

Cost of revenues                            13,219         12,806         12,262         26,025         20,116

   Gross profit                              5,998          6,980          4,588         12,978          7,806

Operating expenses:

   Research and development                  3,485          3,716          3,987          7,201          7,197

   Selling, general and
    administrative                           3,707          3,832          4,292          7,539          6,807

   Restructuring charge                          0              0            784              0            784

        Total                                7,192          7,548          9,063         14,740         14,788

Loss from operations                        (1,194)          (568)        (4,475)        (1,762)        (6,982)

Other income, net                              885            808          1,064          1,693          2,125

Write down of nonmarketable
 investment                                    (96)             0              0            (96)            (9)

Income (loss) before income
 taxes                                        (405)           240         (3,411)          (165)        (4,866)

Income tax (benefit)                          (102)            89         (1,536)           (13)        (2,191)

Net income (loss)                     $       (303)  $        151   $     (1,875)  $       (152)  $     (2,675)

Basic earnings (loss) per
 share                                $      (0.01)  $       0.01   $      (0.07)  $      (0.01)  $      (0.10)

Diluted earnings (loss) per
 share                                $      (0.01)  $       0.01   $      (0.07)  $      (0.01)  $      (0.10)

Shares used in computing
 basic earnings (loss)
 per share                                  26,554         26,515         25,928         26,534         25,872

Shares used in computing
 diluted earnings (loss)
 per share                                  26,554         27,268         25,928         26,534         25,872

                        Pericom Semiconductor Corporation
                Consolidated Statements of Operations - Pro Forma
                      (In thousands, except per share data)
                                   (unaudited)

                                                  Three Months Ended                     Six Months Ended
                                      ------------------------------------------   ---------------------------
                                         Dec 31,        Sep 30,        Dec 31,        Dec 31,        Dec 31,
                                          2004           2004           2003           2004           2003
                                      ------------   ------------   ------------   ------------   ------------
Net revenues                          $     19,217   $     19,786   $     16,850   $     39,003   $     27,922

Cost of revenues                            12,175         12,806         11,582         24,981         19,436

   Gross profit                              7,042          6,980          5,268         14,022          8,486

Operating expenses:

   Research and development                  3,485          3,716          3,594          7,201          6,804

   Selling, general and
    administrative                           4,120          3,832          3,882          7,952          6,397

        Total                                7,605          7,548          7,476         15,153         13,201

Loss from operations                          (563)          (568)        (2,208)        (1,131)        (4,715)

Other income, net                              885            808          1,064          1,693          2,125

Write down of nonmarketable
 investment                                    (96)             0              0            (96)            (9)

Income (loss) before income
 taxes                                         226            240         (1,144)           466         (2,599)

Income tax (benefit)                            25             89           (515)           114         (1,170)

Net income (loss)                     $        201   $        151   $       (629)  $        352   $     (1,429)

Basic earnings (loss) per
 share                                $       0.01   $       0.01   $      (0.02)  $       0.01   $      (0.06)

Diluted earnings (loss) per
 share                                $       0.01   $       0.01   $      (0.02)  $       0.01   $      (0.06)

Shares used in computing
 basic earnings (loss)
 per share                                  26,554         26,515         25,928         26,534         25,872

Shares used in computing
 diluted earnings (loss)
 per share                                  27,342         27,268         25,928         27,305         25,872

                        Pericom Semiconductor Corporation
  Reconciliation of Net Income (Loss) In Accordance With GAAP to Pro Forma Net
                                  Income (Loss)
                                 (In thousands)
                                   (unaudited)

                                                  Three Months Ended                     Six Months Ended
                                      ------------------------------------------   ---------------------------
                                         Dec 31,        Sep 30,        Dec 31,        Dec 31,        Dec 31,
                                          2004           2004           2003           2004           2003
                                      ------------   ------------   ------------   ------------   ------------
Net income (loss) in accordance
 with GAAP                            $       (303)  $        151   $     (1,875)  $       (152)  $     (2,675)

Workforce reduction (Note 1)                                        $        230                  $        230

Restructuring charge (Note 2)                                       $        784                  $        784

End of life program inventory         $      1,044                                 $      1,044
reserve charge (Note 3)

SaRonix inventory fair value
 adjustment (Note 4)                                                $        573                  $        573

Write off of in-process R&D
 (Note 5)                                                           $        360                  $        360

Amortization of customer backlog
 (Note 6)                                                           $        320                  $        320

Gain on sale of Ireland building
 (Note 7)                             $       (413)                                $       (413)

Income tax benefit (Note 8)           $       (127)                 $     (1,021)  $       (127)  $     (1,021)

Net income (loss) on a Pro Forma
 basis                                $        201   $        151   $       (629)  $        352   $     (1,429)

Notes to pro forma adjustments:

Note 1: In November 2003, we reduced our total workforce by approximately 12% respectively.

Note 2: In December 2003, we recorded a non-recurring charge related to an unused leased facility resulting from our move to a new corporate headquarters.

Note 3: In December 2004, we wrote off inventory obsoleted by a product end-of-life program.

Note 4: In the three months ended December 2003, we sold inventory acquired from SaRonix that was written up to fair value in connection with the acquisition.

Note 5: In the three months ended December 2003, we wrote off the cost of acquired in-process R & D.

Note 6: In the three months ended December 2003, we completely amortized the cost of acquired customer backlog for which we did not incur related selling expense.

Note 7: In November 2004, we sold a building acquired in the SaRonix acquisition for a gain.

Note 8: To adjust income tax/(benefit) for above pro forma adjustments.

                        Pericom Semiconductor Corporation
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                   As of           As of
                                                Dec 31, 2004    Jun 30, 2004
                                               -------------   -------------
                                                (unaudited)
                   Assets

Current Assets:

      Cash & cash equivalents                  $       8,338   $      13,965
      Short-term investments                         134,768         130,412
      Accounts receivable                              8,779           7,549
      Inventories                                     14,552          15,980
      Prepaid expenses and other
       current assets                                    627             664
      Deferred income taxes                            5,377           5,564
            Total current assets                     172,441         174,134

Property and equipment, net                            6,168           6,442
Investment in and advances to
 Pericom Technology, Inc.                              6,896           7,019
Deferred income taxes-non current                      1,478           1,419
Other assets                                           6,661           8,438
            Total assets                       $     193,644   $     197,452

    Liabilities and Shareholders' Equity

Current liabilities:

      Accounts payable                         $       5,955   $       8,153
      Accrued liabilities                              5,450           5,972
      Current portion of long-term debt                    0           1,291
            Total current liabilities                 11,405          15,416

Other long term liabilities                                0             139
            Total liabilities                         11,405          15,555

Minority interest in consolidated subsidiary             305               0
            Total minority interest                      305               0

Shareholders' equity:
      Common stock                                   142,771         142,607
      Retained earnings and other                     39,163          39,290
            Total shareholders' equity               181,934         181,897

            Total liabilities and
             shareholders' equity              $     193,644   $     197,452

SOURCE  Pericom Semiconductor Corporation
    -0-                             02/02/2005
    /CONTACT: Mike Craighead, VP, Chief Financial Officer of Pericom Semiconductor Corporation, +1-408-435-0800, or fax, +1-408-435-1100/
    /Web site:  http://www.pericom.com /